EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Relations Contact:
Christine Yang	Brad Miles
Trout Group	BMC Communications
646-378-2929	212-477-9007 x17

Response Genetics Signs Collaboration Agreement with Hitachi Chemical to Provide Diagnostic Testing Services to Asia-Pacific

LOS ANGELES, July 30, 2007 -- Response Genetics, Inc. (NASDAQ: RGDX) today announced that it has entered into a collaboration agreement with Hitachi Chemical Co., Ltd., a leading diagnostics manufacturer in Japan. Under the terms of this agreement, Hitachi Chemical will begin using the Company’s proprietary and patented techniques to extract genetic information from formalin-fixed paraffin-embedded (FFPE) tissue samples collected in Southeast Asia, Australia and New Zealand. As part of this collaboration agreement, Response Genetics will provide Hitachi Chemical with the technical information and assistance necessary to perform the testing services, and the two Companies will divide the revenues. Also under the terms of the agreement, Hitachi Chemical intends to introduce Response Genetics to potential new testing services customers in the region to expand the testing of FFPE clinical samples in Asia.

“We are delighted to be partnering with the well-known diagnostics company Hitachi Chemical in three key markets, Southeast Asia, Australia and New Zealand,” said Kathleen Danenberg, President and CEO of Response Genetics. “This collaboration is part of our global strategy to provide diagnostic testing services to pharmaceutical companies conducting clinical studies worldwide.”

The Southeast Asian countries covered under this agreement include Japan, North Korea, South Korea, Taiwan, Mongolia, Pakistan, Bangladesh, Sri Lanka, Nepal, Singapore, Malaysia, Indonesia, Brunei, Thailand, Myanmar, Laos, Cambodia, Vietnam and the Philippines.

About Response Genetics, Inc.

Response Genetics, Inc. ("RGI") (NASDAQ: RGDX) is engaged in the research and development of pharmacogenomic cancer diagnostic tests based on its proprietary and patented technologies. RGI's technologies enable extraction and analysis of genetic information from genes derived from tumor samples stored as formalin-fixed and paraffin embedded specimens. RGI currently generates revenue primarily from the sales of its proprietary analytical pharmacogenomic testing services of clinical trial specimens to the pharmaceutical industry. The company was founded in 1999 and its principal headquarters are located in Los Angeles, California. For more information, please visit www.responsegenetics.com.

About Hitachi Chemical Co., Ltd.

Hitachi Chemical Co., Ltd. was established in 1962 and began operations in 1963 with the transfer of the business assets of the Chemical Products Division of Hitachi, Ltd. Since then, based of the extensive technology platform it has accumulated over many years, the Company had continuously worked to expand its field of operations, developing innovative technologies and new markets as a chemical manufacturer engaged in a wide range of areas, including Electronics Related Products, Advanced Performance Products, and Housing Equipment and Environmental Facilities. Hitachi Chemical uses the extensive technology platform it has built up, even introducing outside technologies as necessary, to develop new business in fields that offer good potential for high growth and allow the Group to make the most of its technological strengths, centered on the four key business fields of telecommunications & displays, environment & energy, life sciences and automobiles.
Information about Hitachi Chemical is available at http://www.hitachi-chem.co.jp

Forward Looking Statement Notice

Except for the historical information contained herein, this press release and the statements of representatives of Response Genetics, Inc. (the "Company") related thereto contain or may contain, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company's plans, objectives, projections, expectations and intentions, such as expansion of testing services in Asia, and other statements identified by words such as "projects", "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission. Actual results, including, without limitation, actual sales results, if any, or the application of funds, may differ from those set forth in the forward-looking statements. These forward- looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control). The Company undertakes no obligation to publicly update forward- looking statements, whether because of new information, future events or otherwise, except as required by law.